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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We consent to the incorporation by reference in this registration statement on Form S-8 of CPC of America, Inc. and Subsidiaries of our report dated February 25, 1998 on our audit of the consolidated financial statements of CPC of America, Inc. and Subsidiaries as of December 31, 1997, and for the year ended December 31, 1997 and for the period from inception (April 11, 1996) to December 31, 1996.


                                         /s/ Cacciamatta Accountancy Corporation
                                         Cacciamatta Accountancy Corporation

July 10, 1998
Irvine, California